Exhibit 3.67

[NEVADA STATE SEAL]	DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Organization Limited Liability Company PURSUANT TO NRS86

IMPORTANT: Read instructions before completing form.

1.	Name of Limited Liability Company	Clearwire Spectrum Holdings II LLC

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
		502 East John Street	Carson City	NEVADA	89706
		Physical Street Address	City	State	Zip Code

Additional Mailing Address

3.	Dissolution Date: (Optional-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):____________________

4.	Management (check one)	Company shall be managed by ________ Managers or ☑ Members

5.	Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Clearwire Corporation
Name
		5808 Lake Washington Blvd NE, Suite 300, Kirkland		WA	98033
		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

6.	Names Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	DWTR&J Corp., a Washington corporation			/s/ Jillian Harrison
		Name			Signature by Jillian Harrison, Vice President
		1501 Fourth Ave., Ste. 2600, Seattle		,	WA	98101
		Address	City		State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc.
By: /s/
		Authorized Signature of RA On Behalf of R.S. Company	Date

This form must be accompanied by appropriate fees.  See attached fee schedule

INITIAL LIST OF MANAGER OR MEMBERS AND RESIDENT AGENT OF	FILE NUMBER
Clearwire Spectrum Holdings II LLC	E0545802006-4
(Name of Limited Liability Company)

FOR THE FILING PERIOD OF JULY 2006 TO JULY 2007

The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC Services of Nevada, Inc. 502 East John Street Carson City, NV 89706

Important: Read instructions before completing and returning this form.

☒  Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

1.	Print or type names and addresses, either residence or business, for all managers or members. A Manager, or if none, a Member of the company must sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2.	If there are additional managers or members, attach a list of them to this form.
3.	Return the completed form with the $125.00 fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following organization date
4.	Make your check payable to the Secretary of State.
5.
Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

6.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
7.
Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00	LATE PENALTY: $75.00

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
Clearwire Corpopration	☐ MANAGER	☒ MEMBER
5808 Lake Washington Blvd., Suite 300	Kirkland		WA	98033
ADDRESS	CITY		ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY		ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY		ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY		ST	ZIP

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Signature of Manager or Managing Member	/s/	Title	Vice President, General Counsel and Secretary	Date	7/27/06

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.

DCT Los Angeles, L.L.C.
Name of Merging Entity
Delaware	Limited Liability Company
Jurisdiction	Entity type *

Name of Merging Entity

Jurisdiction	Entity type *

Name of Merging Entity

Jurisdiction	Entity type *

Name of Merging Entity

Jurisdiction	Entity type *

and

Clearwire Spectrum Holdings II LLC
Name of Surviving Entity
Nevada
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	Choose One

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and/or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

(b)	The plan was approved by the required consent of the owners of *:

DCT Los Angeles, L.L.C.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and/or:

Clearwire Spectrum Holdings II LLC

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and/or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available (NRS 92A.200)*:

None.

6)	Location of plan of merger (check a or b):

☐	(a) The entire plan of merger is attached;
or,
☒
(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member If there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.):

DCT Los Angeles, LLC
Name of merging entity
X /s/	SVP & General Counsel	July 20, 2009
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date
Clearwire Spectrum Holdings II LLC
Name of surviving entity
X /s/	SVP & General Counsel	July 20, 2009
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF MERGER
OF
DCT LOS ANGELES, L.L.C.
(a Delaware limited liability company)
INTO
CLEARWIRE SPECTRUM HOLDINGS II LLC
(a Nevada limited liability company)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the limited liability companies which is to merge are as follows:

Name	Jurisdiction

Clearwire Spectrum Holdings II LLC	Nevada

DCT Los Angeles, L.L.C.	Delaware

SECOND: The Agreement and Plan of Merger has been approved and executed by each of Clearwire Spectrum Holdings II LLC and DCT Los Angeles, L.L.C.

THIRD: The name of the surviving limited liability company is Clearwire Spectrum Holdings II LLC, a Nevada limited liability company.

FOURTH: The executed Agreement and Plan of Merger is on file at the principal place of business of Clearwire Spectrum Holdings II LLC at 4400 Carillon Point, Kirkland, WA 98033.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by Clearwire Spectrum Holdings II LLC, the surviving foreign limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.

SEVENTH: Clearwire Spectrum Holdings II LLC, the surviving foreign limited liability company, agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for the enforcement of any obligation of any domestic limited liability company which is to merge, irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding and the address to which a copy of such process shall be mailed to by the Secretary of State is 4400 Carillon Point, Kirkland, WA 98033, Attention: Legal Department.

EIGHTH: Clearwire Spectrum Holdings II LLC agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for the enforcement of any obligation of DCT Los Angeles, L.L.C., irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding. The address to which a copy of such process shall be mailed to Clearwire Spectrum Holdings II LLC by the Secretary of State is:

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Attn: Legal Dept.
Clearwire Spectrum Holdings II LLC
c/o Clearwire
4400 Carillon Point
Kirkland, WA 98033

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed and is effective as of July 20, 2009, and is being filed in accordance with Section 18-209 of the Delaware Limited Liability Company Act by an authorized person of the surviving limited liability company in the merger.

CLEARWIRE SPECTRUM HOLDINGS II LLC, a Nevada limited liability company

By:	/s/ Broady R. Hodder
Name:	BROADY R. HODDER
Its:	SVP LEGAL, GENERAL COUNSEL

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